Exhibit 14.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-103609) pertaining to the AMVESCAP Executive Share Option Scheme, in the Registration Statement (Form S-8 No. 333-98037) pertaining to the AMVESCAP Sharesave Plan, in the Registration Statement (Form S-8 No. 333-11596) pertaining to the AMVESCAP Sharesave Plan, in the Registration Statement (Form S-8 No. 333-11428) pertaining to the AMVESCAP 401(k) Plan, in the Registration Statement (Form S-8 No. 333-10602) pertaining to the AMVESCAP Global Stock Plan, the Executive Share Option Scheme, the AIM Option Plans and the AMVESCAP Sharesave Plan, and in the Registration Statement (Form S-8 No. 333-8962) pertaining to the AMVESCAP Global Stock Plan, Executive Share Option Scheme and the AIM Option Plans, of our reports dated March 22, 2007, with respect to the consolidated financial statements of AMVESCAP PLC, AMVESCAP PLC management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of AMVESCAP PLC, included in the Annual Report (Form 20-F) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
London, England
March 23, 2007